Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2021, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-257000) and related Prospectus of Nyxoah SA for the registration of 2,760,000 ordinary shares.

/s/ EY Réviseurs d’Entreprises / EY Bedrijfsrevisoren SRL/BV

Diegem, Belgium

June 25, 2021